UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2018

Kiwa Bio-Tech Products Group Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33167	77-0632186
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3200 Guasti Road, Suite 100 Ontario, CA	91761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 715-5855

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Previously, on October 12, 2018, Kiwa Bio-Tech Products Group Corporation announced that it had received an approval from relevant authorities to obtain a land purchase discount from the Yangling Free Trade Zone to construct a new manufacturing facility to help meet the growing demand in China for bio-fertilizers. The Yangling Free Trade Zone is located in Shaanxi Province in Central China. Pursuant to the Company’s communications with Yangling Free Trade Zone, the Yangling Government and project investors have sent an official letter requiring that the Company restructure its operations in China and to relocate its activities previously located in Shenzen, Beijing and Shandong to Yangling in order to focus its manufacturing and operating activities in the Yangling Free Trade Zone. Yangling Free Trade Zone has agreed, among other subsidies, to offer Kiwa Bio-Tech approximately US$432,975 (3,000,000 RMB) in incentives for the purchase of land, provide tax preferences for the first three years of production on all income derived from the facility and to promote and market Kiwa’s products to its 326 demonstration planting parks.

In order to take advantage of the valuable incentives agreed by the Yangling Free Trade Zone, Kiwa Bio-Tech has agreed to restructure its operations in China to relocate its activities previously located in Shenzen, Beijing and Shandong to Yangling and focus its manufacturing activities in the Yangling Free Trade Zone. In order to accomplish this, the Company will streamline its corporate structure in China to conduct its business through its wholly-owned subsidiary, Kiwa Bio-Tech (Yangling) Co. Ltd (“Yangling”) and will divest its interest in Kiwa Bio-Tech Asia Holdings (Shenzen) Ltd (“Shenzen”) and all of Shenzen’s subsidiaries except for Kangdu Bio-Tech Hebei Ltd (“Hebei”) and the Institute of Kiwa-Yangling Ecological Agriculture and Environment Research Center Co. Ltd (“Kiwa-Yangling Institute”). Hebei and Kiwa-Yangling Institute will become subsidiaries of Yangling. The Company expects to complete this restructuring and divestiture in early 2019.

The new manufacturing facility in Yangling will specialize in developing and producing Kiwa Bio-Tech’s core microbes, the fundamental components for making high-quality bio-fertilizers. The total facility construction area is approximately 8.77 acres, and will include fermentation and production terminals, agricultural produce sorting facilities and storage, a research and development institute and corresponding ancillary facilities. The construction of the manufacturing facility is expected to be completed in 2020 and have a production capacity of 60,000 tons of Kiwa Bio-Tech’s core microbes. The annual production value is expected to be over US$65 million (approximately 462 million RMB).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2018

Kiwa Bio-Tech Products Group Corporation

/s/ Yvonne Wang
By:	Yvonne Wang
Title:	Chief Executive Officer

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